Rollins Truck Leasing Corp.

                                    Exhibit 3(a)

                        Restated Certificate of Incorporation

                         as last amended on January 25, 1990

                                      RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                                      RLC CORP.

                           (Originally Incorporated Under
                                     The Name of
                            "Rollins Fleet Leasing, Inc."
                                 On April 28, 1954)

       FIRST:  The name of the Corporation is RLC CORP.

       SECOND:  Its registered office is to be located at One
Rollins Plaza, County of New Castle, Wilmington, in the
State of Delaware. The name of its registered agent at that address is RLC CORP.

       THIRD: The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

       FOURTH: The total number of shares of stock which this Corporation shall have authority to issue is Fifty One
Million (51,000,000) shares, divided into two classes, namely Preferred Stock and Common Stock. The number of shares of Preferred Stock which this Corporation is authorized to issue is One Million (1,000,000) shares without par value; the number of shares of Common Stock which this Corporation is authorized to issue is Fifty
Million (50,000,000) shares of the par value of One Dollar
($1.00) per share.

       There is hereby expressly granted to the Board of Directors of the Corporation the power and authority to issue the Preferred Stock as a class without series, or if so determined from time to time, in one or more series, and to fix the voting rights, the designations, preferences and relative, participating, optional or other special rights of the class of the Preferred Stock or of one or more series thereof and the qualifications, limitation or restrictions thereof with respect to the Preferred Stock authorized herein in a resolution or resolutions adopted by the Board of Directors providing for the issue of said stock. The holders of Preferred Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

       The Board of Directors is further authorized to provide that the Preferred Stock, when issued, may be convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any series of the same at such price or prices or rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors as hereinabove provided.

       Each and every resolution adopted by the Board of Directors providing for the issuance of the Preferred Stock as a class or in series within such class from time to time shall be, under certificate of the proper officers of the Corporation, filed with the Secretary of State of Delaware and a certified copy thereof shall be recorded in the same manner as certificates of incorporation are required to be filed and recorded.

       The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

       Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, the President or the Chairman of the Executive Committee of the Board of Directors and not by any other person. No action shall be taken by the stockholders except at an annual or special meeting of stockholders and stockholders may not act by written consent.

                     DESIGNATION, POWERS, PREFERENCES
                     AND RIGHTS OF SERIES C $1 DIVIDEND
                     CUMULATIVE CONVERTIBLE PREFERRED
                     STOCK.

       The series of 423,912 shares of the Preferred Stock, without par value, of the Corporation, hereby designated
"Series C $1 Dividend Cumulative Convertible Preferred
Stock", to be issued from time to time as the Board of Directors may determine, shall have the following powers, preferences, rights and limitations in addition to those applicable generally to the Preferred Stock of the Corporation.

              (a) The holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds and assets of the Corporation legally available therefor, a cash dividend of $1.00 per share, payable
October 31, 1970 and thereafter an annual cash dividend at the rate of $1.00 per share, payable semi-annually in installments of $.50 per share on the 30th day of April and October in each year, to stockholders of record on record dates, not exceeding 15 days preceding such dividend payment dates, fixed for that purpose by the Board of Directors. Dividends on each share of the Series C $1 Dividend
Cumulative Convertible Preferred Stock shall accrue and be cumulative from the date of issue. Accumulations of dividends shall not bear interest.

              No dividend shall be paid or declared and set apart for payment on any shares of Preferred Stock for any dividend period unless a dividend for the same period and all past periods, if any, ending within such period ratable in proportion to the respective annual dividend rates fixed therefor, shall be or have been paid or declared and set apart for payment on all shares of Preferred Stock of all series then outstanding and entitled to receive dividends for such period or for any past dividend period, if any, ending within such dividend period.

              So long as any shares of Series C $1 Dividend Cumulative Convertible Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends or make any other distribution on the Corporation's Common Stock and shall not redeem, retire, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of Common Stock or Preferred Stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition, dividends on all outstanding shares of Series C $1 Dividend Cumulative Convertible Preferred Stock for all past dividend periods shall have been paid or declared and sufficient funds set apart for the payment thereof.

              (b) The Corporation may, at the option of the Board of Directors, redeem all or any part of the outstanding Series C $1 Dividend Cumulative Convertible Preferred Stock at any time after June 30, 1971, by paying for each share so redeemed the redemption prices listed below, together with an amount equal to all cumulative dividends accrued thereon to the date fixed for redemption plus accrued and unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series C $1 Dividend Cumulative Convertible Preferred Stock to be redeemed at least 40 but not more than 60 days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Corporation. On or after the redemption date each holder of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or to the order of the person whose name appears on such certificate or certificates as the owner thereon and each surrender certificate shall be cancelled. In case less than all the shares represented by any such certificates are redeemed, a certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series C $1 Dividend Cumulative Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, without interest, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the redemption date may deposit the redemption price of the shares of Series C $1 Dividend Cumulative Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $1,000,000) in which case such notice to holders of the Series C $1 Cumulative Convertible Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of Series C $1 Dividend Cumulative Convertible Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank and trust company, and the right of conversion (on or before the close of business on the last business day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series C $1 Dividend Cumulative Convertible Preferred Stock at the end of six years after the redemption shall be returned by such bank or trust company to the Corporation after which the holders of the Series C $1 Cumulative Convertible Preferred Stock shall look only to the Corporation for payment of the redemption price. In the event that less than all the outstanding shares of Series C $1 Dividend Cumulative Convertible Preferred Stock are to be redeemed at one time, the shares so to be redeemed shall be determined by lot or pro rata in such manner as the Board of Directors may determine. The prices at which each share of Series C $1 Dividend Cumulative Convertible Preferred Stock may be redeemed during the periods set forth below are as follows:

                     Prior to July 1, 1971:  No right to redeem.

                     If redemption date occurs after June 30, 1971 but before July 1, 1972: $32.00 together with an amount equal to all cumulative dividends accrued thereon to the date of redemption.

                     If redemption date occurs after June 30, 1972 but before July 1, 1973: $31.00 together with an amount equal to all cumulative dividends accrued thereon to the date of redemption.

                     If redemption date occurs after June 30, 1973; $30.00 together with any amount equal to all cumulative dividends accrued thereon to the date of redemption.

              (c) Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed amount of $30.00 for each share of Series C $1 Dividend Cumulative Convertible
Preferred Stock held by them and accrued and unpaid dividends, if any, thereon.

              If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its Series C
$1 Dividend Cumulative Convertible Preferred Stockholders shall be insufficient to pay the holders of Series C $1 Dividend Cumulative Convertible Preferred Stock the full amount to which they are entitled hereunder, the holders of Series C $1 Dividend Cumulative Convertible Preferred Stock shall share with all other preferred stock ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series C
$1 Dividend Cumulative Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to Series C $1 Dividend Cumulative Convertible Preferred Stock were paid in full.

              Neither the merger or consolidation of the Corporation into or with another Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

              (d) At each meeting of stockholders each holder of record of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be entitled to .7 of a vote per share on each matter on which the holders of record of common stock shall be entitled to vote, except the election of directors, voting, except as otherwise provided herein or required by law, together with the holder of record of common stock and any other series of preferred stock entitled to vote with the holders of record of common stock as one class, and each such record holder of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be entitled to notice of any such meeting of stockholders, provided however, that so long as 50,000 shares of Series C $1 Dividend Cumulative Convertible Preferred Stock are outstanding, the holders of record of Series C $1 Dividend Cumulative Convertible Preferred Stock, voting separately as a class, shall have the right to elect one director, if at the time of any annual meeting of stockholders for the election of directors a default in dividends (as defined in this paragraph) shall exist, the holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock, voting separately as a class shall have the right to elect one-quarter of the members of the Board of Directors of the Corporation and the holders of other preferred stock and common stock shall not be entitled to vote in the election of the directors so to be elected by the holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock. Any director elected by the holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock, elected because a default in Series C $1 Dividend Cumulative Convertible Preferred Stock exists, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in Series C $1 Dividend Cumulative Convertible Preferred Stock dividends shall cease to exist.

       At any meeting held for the election of directors at which the holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock shall have the right to elect directors as hereinabove provided, the presence, in person or by proxy, of the holders of a majority of the number of outstanding shares of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be required to constitute a quorum of such class for the election of any director by the holders of such Series C $1 Dividend Cumulative Convertible Preferred Stock. At any such meeting or adjournment thereof the absence of a quorum of the holders of Series C $1 Dividend Cumulative Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by such holders of Series C $1 Dividend Cumulative Convertible Preferred Stock voting together as a class. During any period in which the holders of shares of Series C $1 Dividend Cumulative Convertible Preferred Stock have the right to elect directors as provided for herein, any vacancy in the directorships filled by such holders shall be filled by the vote of the remaining director or directors theretofore elected by such holders. If not so filled within 40 days after the creation thereof, or if at the time of such vacancy there should be only one director elected by such holders, the Secretary of the Corporation shall call a special meeting of the holders of the Series C $1 Dividend Cumulative Convertible Preferred Stock and such vacancy or vacancies shall be filled at such special meeting.

       For the purposes of this paragraph, a default in Series
C $1 Dividend Cumulative Convertible Preferred Stock dividends shall be deemed to have occurred whenever the amount of dividends in arrears shall be equivalent to three semi-annual dividends or more and, having so occurred, such default shall be deemed to exist thereafter until all accrued dividends on all shares of Series C $1 Dividend
Cumulative Convertible Preferred Stock then outstanding shall have been paid.

       No director elected by the holders of the Series C $1 Dividend Cumulative Convertible Preferred Stock shall be removed otherwise than by vote of the holders of at least a majority in number of the outstanding shares of such stock, voting separately as a class, at a special meeting of such holders.

              (e)  So long as any shares of the Series C $1
Dividend Cumulative Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares at the time outstanding of the Series C $1 Dividend Cumulative
Convertible Preferred Stock and any other series of preferred stock hereafter issued which shall be accorded such class voting right by the Board of Directors as permitted in the Certificate of Incorporation, voting or consenting, as the case may be, separately as a class without regard to series:

                     (i)  authorize, create or increase any class
or capital stock ranking prior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up; or

                     (ii)  alter or change any of the powers,
preferences, or special rights given to the Series C $1
Dividend Cumulative Convertible Preferred Stock by the
Certificate of Incorporation so as to affect the Preferred
Stock adversely.

              So long as any shares of the Series C $1 Dividend Cumulative Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the aggregate number of shares at the time outstanding of the Series C $1 Dividend Cumulative Convertible Preferred Stock and any other series of preferred stock hereafter issued which shall be accorded such class voting right by the Board of Directors as permitted in the Certificate of Incorporation, voting or consenting as the case may be, separately as a class without regard to series:

                     (i)  increase the number of share of
Preferred Stock at the time authorized by the Certificate of Incorporation of the Corporation.

                     (ii) authorize, create or increase any class of capital stock ranking on a parity with the Preferred
Stock as to dividends or upon liquidation, dissolution or winding up.

              No vote or written consent of the holders of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be required for any purpose if, at or prior to the time when any such action otherwise requiring such vote or written consent is to take effect, provision is made for the redemption of all shares of Series C $1 Dividend Cumulative Convertible Preferred Stock at the time outstanding.

              (f)  The Series C $1 Dividend Cumulative
Convertible Preferred Stock shall be convertible into Common Stock of the Corporation at the option of the holders thereof at any time at the rate, subject to the provisions for adjustment hereinafter set forth, of seven-tenths (.7) of a share of Common Stock for each share of Series C $1 Dividend Cumulative Convertible Preferred Stock. No allowance or adjustments for dividends on either class of stock shall be made upon conversion. The right to convert any shares called for redemption shall continue until and shall expire at the close of business on the last business day prior to the redemption date.

              The holder of a share or shares of Series C $1 Dividend Cumulative Convertible Preferred Stock may exercise the conversion rights as to any thereof by delivering to the Corporation during regular business hours, at the office of the transfer agent of the Corporation for the Series C $1 Dividend Cumulative Convertible Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied in any event by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check or fractional scrip certificate in respect of any fraction of a share as provided below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the conversion date.

       The issuance of Common Stock on conversion of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be without charge to the converting holder of Series C $1 Dividend Cumulative Convertible Preferred Stock for any fee, expense or tax in respect of the issuance thereof, but the Corporation shall not be required to pay any fee, expense or tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in the name other than that of the holder of record on the books of the Corporation of the shares of Series C $1 Dividend Cumulative Convertible Preferred Stock converted, and the Corporation shall not, in any such case, be required to issue or delivery any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such fee, expense or tax or shall have established to the satisfaction of the Company that such fee, expense or tax has been paid.

              The number of shares of Common Stock deliverable upon conversion of each share of Series C $1 Dividend
Cumulative Convertible Preferred Stock shall be subject to adjustments from time to time as follows:

                     (i) In case the Corporation shall (A) take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in shares of Common Stock, (B) subdivide its outstanding shares of Common
Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of the Corporation of any class or series, the holder of each share of the Series C $1 Dividend Cumulative Convertible Preferred Stock shall thereafter be entitled to receive upon the conversion of such shares the number of shares of Common Stock or other stock of the Corporation which he would have owned or have been entitled to receive after the happening of one of the events described above which shall have happened had such shares of the Series C $1 Dividend Cumulative Convertible Preferred Stock held by him been converted immediately prior to the happening of such event, such adjustments to become effective immediately after the opening of business on the day following such record date or the day upon which such subdivision, combination or reclassification becomes effective.

                     (ii)  In case of any consolidation or merger
of the Corporation with or into another Corporation, or in the case of any sale or conveyance to another Corporation of all or substantially all the property of the Corporation, each holder of the Series C $1 Dividend Cumulative
Convertible Preferred Stock then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share held by him into the kind and amount of shares of stock, other securities, cash or property receivable upon such consolidation, merger, sale or conveyance, by a holder of the number of shares of Common
Stock into which such share might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights, in any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving Corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of the Series C $1 Dividend Cumulative Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock, other securities, cash or property deliverable upon conversion of the shares of the Series C $1 Dividend Cumulative
Convertible Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof, and any such resulting or surviving
Corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of the Series C $1 Dividend Cumulative
Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided.

                     (iii)  In case the Corporation shall fix a
record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price of the Common Stock (as defined in this clause (iii) below) on such record date, the number of shares of Common Stock into which each share of Series C $1 Dividend Cumulative Convertible Preferred Stock shall be convertible after such record date shall be determined by multiplying the number of shares of Common stock into which such share of Series C $1 Dividend Cumulative Convertible Preferred Stock was convertible immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so to be offered would purchase at such current market price. Shares of Common Stock owned by or held for the account of the Corporation or any subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date has not been fixed. For the purpose of any computation under this clause
(iii), the current market price per share of Common Stock on any date shall mean the closing price on the record date determined for the issuance of such rights and warrants.

              In the event that the Corporation takes a record of holders of Common Stock for the purpose of entitling them to receive a dividend payable in any security convertible into Common Stock and the holder of a share of Series C $1 Dividend Cumulative Convertible Preferred Stock thereafter converts all or part of the shares of Series C $1 Dividend Cumulative Convertible Preferred Stock into shares of Common Stick in accordance with the provisions hereof, such holder shall be entitled to receive upon such conversion in addition to the shares of Common Stock deliverable to him in accordance with the provisions hereof, the number of shares or principal amount of such security convertible into Common Stock as he would have been entitled to receive if he had converted immediately prior to the taking of such record.

              No adjustment in the number of shares into which each share of the Series C $1 Dividend Cumulative
Convertible Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of a least 1/100th of a share in the number of shares into which such share is then convertible; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              Whenever any adjustment is required in the number of shares into which each share of the Series C $1 Dividend Cumulative Convertible Preferred Stock is convertible, the Corporation shall forthwith file at the office or agency maintained for the purpose of conversion of the Series C $1 Dividend Cumulative Convertible Preferred Stock a statement describing in reasonable detail the adjustment and method of calculation used.

              The Corporation shall at all times keep available for issue and delivery the full number of shares of stock or other securities into which all outstanding shares of Series
C $1 Dividend Cumulative Convertible Preferred Stock are convertible.

              (g)  Shares of the Series C $1 Dividend Cumulative
Convertible Preferred Stock redeemed or purchased by the Corporation of surrendered to the Corporation on the conversion thereof into shares of Common Stock as hereinabove provided shall not be reissued by the Corporation.

       FIFTH: The property and business of this Corporation shall be managed by a Board of up to six directors. The directors shall be divided into three classes. The first class (Class I) shall consist of two (2) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 1981. The second class (Class
II) shall consist of two (2) directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 1979. The third class (Class III) shall consist of two (2) directors and the term of such third class shall expire at the Annual Meeting of Stockholders in 1980. At each annual election, commencing at the next Annual Meeting of Stockholders in 1979, the successors of the class of directors whose term expires at the time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall hold office for the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign.

       Notwithstanding any of the provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause, and only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of 75% or more of the shares of the Corporation entitled to vote at an election of directors.

       Nominations for the election of directors may be made by the Board of Directors or by any Stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

       Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

       The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

       SIXTH: This Corporation is to have perpetual existence.

       SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

       EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws. The stockholders may make, alter or repeal any by-law whether or not adopted by them, provided however, that any such additional by-law, alterations or repeal may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), unless such additional by-laws, alternations or repeal shall have been recommended to the stockholders for adoption by a majority of the Board of Directors, in which event such additional by-laws, alternations or repeal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

       NINTH;        (a)1.  In addition to any affirmative vote
required by law, and except as otherwise expressly provided in section (b) and (c) of this Article NINTH:

                     (A)  any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) or an Interested Stockholder; or

                     (B)  any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with an Interested Stockholder, or an Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having any aggregate fair market value of $5,000,000 or more; or

                     (C)  The issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation to any Interested Stockholder, or an Affiliate of any Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more; or

                     (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                     (E)  any reclassification of securities
(including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, or increasing the proportionate share of the outstanding shares of any class of equity of convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article NINTH as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                       2.  The term "business combination" as used
in this Article NINTH shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of paragraph 1 of this section (a).

                     (b)  The provisions of section (a) of this
Article NINTH shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Certificate of Incorporation or by-laws if such business combination has been approved by a majority of the whole Board.

                     (c)  For the purposes of this Article NINTH:

                     1.  A "person" shall mean any individual,
firm, corporation or other entity.

                     2.  "Interested Stockholder" shall mean, in
respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction.

                     (A)  is the beneficial owner, directly or
indirectly, of more than 20% of the Voting Shares; or


                     (B)  is an Affiliate of the Corporation and
at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 20% of the then outstanding Voting Shares; or

                     (C)  is an assignee of or has otherwise
succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Provided, however, that no person who on the date of the adoption of this Article NINTH would otherwise be an "Interested Stockholder" as defined in this subsection 2 shall be deemed to be an "Interested Stockholder".

                     3. A person shall be the "beneficial owner" of any Voting Shares:

                     (A)  which such person or any of its
Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                     (B)  which such person or any of its
Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                     (C)  which are beneficially owned, directly
or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                     4.  The outstanding Voting Shares shall
include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

                     5.  "Affiliate" and "Associate" shall have
the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities
Exchange Act of 1934 as in effect on the date of the adoption of this provision.

                     6.  "Subsidiary" shall mean any corporation
of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this provision), is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                     (d)  A majority of the directors shall have
the power and duty to determine for the purposes of this Article NINTH on the basis of information known to them (1) the number of Voting Shares beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $5,000,000 or more.

                     (e)  Nothing contained in this Article NINTH
shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

       TENTH: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation then entitled to be voted in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Articles FOURTH, FIFTH, EIGHTH, NINTH or TENTH of this Certificate of Incorporation, except that only the affirmative vote of the holders of a simple majority of the shares of the Corporation then entitled to be voted in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Articles FOURTH, FIFTH or EIGHTH of this Certificate of Incorporation if such amendment, repeal or adoption shall have been approved by a majority of the members of the Board of Directors.

       IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245(b) of the General Corporation Law of the State of Delaware, has been executed on this 24th day of January, 1985.



                                                 RLC CORP.




ATTEST:  /s/  John C. Peet, Jr.        By:  /s/ John W. Rollins, Jr.
          John C. Peet, Jr.                John W. Rollins, Jr,.
              Secretary                         President



                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                                      RLC CORP.

       RLC CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Company"), does hereby certify:

       That the Restated Certificate of Incorporation of the Company be amended as set forth in Appendix "A". That such amendment has been duly approved by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       In witness whereof, RLC CORP. has caused this Certificate to be signed and attested by its duly authorized officers, this 9th day of February, 1987.


                                                 RLC CORP.



                                                 /s/ John W. Rollins, Jr.
                                                 President

ATTEST:


/s/ J. Carlisle Peet, III
Assistant Secretary

                                    APPENDIX "A"


       The Certificate of Incorporation of RLC CORP. is hereby amended by adding a new Article Eleventh to read in its entirety as follows:

       "Eleventh. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eleventh shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article Eleventh became effective."

                              CERTIFICATE OF AMENDMENT

                                         OF

                                      RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                                      RLC CORP.

                      Adopted in accordance with the provisions
                    of Section 242 of the General Corporation Law
                              of the State of Delaware


       I, John C. Peet, Jr., Vice President-General Counsel and Secretary of RLC CORP., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

       FIRST: That the Restated Certificate of Incorporation of said corporation be amended as follows:

       FIRST:  The name of the Corporation is

                             Rollins Truck Leasing Corp.

       SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of
Section 242 of the General Corporation Law of the State of
Delaware.

       IN WITNESS WHEREOF, I have signed this Certificate this
25th day of January 1990.




                                            /s/ John C. Peet, Jr.

                                          John C. Peet, Jr., Vice
President-
                                          General Counsel and Secretary


ATTEST:


  /s/ Jean M. Ewing
Jean M. Ewing,
Assistant Secretary